Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated January 28, 2005, which appears on page 26 of the 2004 Annual Report on Form 10-KSB to Shareholders of Pacifica Bancorp, Inc.

Los Angeles, CA

March 17, 2005